Pacific Funds Series Trust NSAR 03-31-15
Exhibit 77O



          PACIFIC FUNDS - PF REAL ESTATE FUND
             REPORT PURSUANT TO RULE 10F-3
            QUARTER ENDED DECEMBER 31, 2014

                ITEM
SECURITIES PURCHASED


(1)  Name of Issuer
Paramount Group, Inc.
(2)  Description of Security (name, coupon, maturity,
Common Stock
     subordination, common stock, etc.)
PGREUS IPO

Cusip: 69924R108
(3)  Date of Purchase (Provide proof of purchase, e.g., trade ticket)

11/18/2014
(4)  Date of Offering
11/18/2014
(5)  Unit Price
$17.50
(6)  Principal Amount of Total Offering
$2,292,500,000.00
(7)  Underwriting Spread: Dollars ($)
0.79
Percent (%)
4.50%
(8)  Names of Syndicate Members FOR THE PURCHASED 10F-3
Merrill Lynch, Pierce, Fenner &
     ONLY: Insert all Syndicate Members (not just those
Smith, Morgan Stanley & Co. LLC, listed on cover of offering document)
..
Wells Fargo Securities, LLC,

Deutsche Bank Securities Inc.,

Citigroup Global Markets Inc.,

Credit Suisse Securities (USA)

LLC, Goldman, Sachs & Co., J.P.

Morgan Securities LLC, RBC

Capital Markets, LLC, UBS Securities LLC
(9)  Dollar Amount of Purchase by the Portfolio
$219,538.00
(10) % of Offering Purchased by Portfolio
0.0096%
(11) % of Offering Purchased by: All Associated Accounts
(including this Portfolio). Limit is no more than 25%.
1.1450%
(12) % of Portfolio Assets Applied to Purchase
0.440%
(13) Name(s) of Syndicate Members (s) from whom Purchased
Goldman Sachs
(14) Name of Affiliated Underwriter
Morgan Stanley


             PACIFIC LIFE FUNDS - PL REAL ESTATE FUND
       REPORT PURSUANT TO RULE 10F-3 - QUARTER ENDED
12/31/2014

[ ] Eligibility (check one): [X] registered public offering
                 [ ] government security
                 [ ] Eligible Municipal Security
                 [ ] Eligible Foreign Offering
                 [ ] Eligible Rule 144A Offering
Check if the following conditions have been met (and discuss any exceptions):

     [X]     The securities were purchased (1) prior to the end
of the first day on which any sales were made at a price that did not exceed the price paid by each other purchaser in the offering or any concurrent offering of the securities (excepting, in an Eligible Foreign Offering, rights required by law to be granted to existing security holders) and (2) on or before the fourth day before termination, if a rights offering.

     [X]     The securities were offered pursuant to an
underwriting or similar agreement under which the underwriters were committed to purchase all the securities offered, except those purchased by others pursuant to a rights offering, if the underwriters purchase any of the securities.

     [X]     The commission, spread or profit was reasonable and
fair in relation to that being received by others for underwriting similar securities during a comparable period of time. If only one comparable security was reviewed for these purposes, we represent that we are not aware of any other comparable underwritings.

     [X]     Except for Eligible Municipal Securities, the
issuer of such securities has been in continuous operation for not less than three years (including the operations of predecessors).

     [ ]     In the case of Eligible Municipal Securities, the
issuer has been rated investment grade by at least one NRSRO, provided that, if the issuer or entity supplying the funds from which the issue is to be paid has been in continuous operation for less than three years (including the operations of any predecessors) the securities must have been rated within the top three rating categories by an NRSRO.

     [X]     Percentage of offering purchased by the Portfolio
and other funds advised by the same investment adviser (or its affiliates) or accounts with respect to which the same investment adviser (or its affiliates) has, and has exercised, investment discretion, did not exceed: (a) for Eligible Rule 144A offering, 25% of the total of
       (1) principal amount of offering of such class sold by underwriters to qualified institution buyers plus (2) principal amount of class in any concurrent public offering; (b) other securities, 25% of principal amount of offering of class. Identify such other purchasers:

     [X]     The Portfolio did not purchase the securities being
Offered directly or indirectly from an Affiliated
Underwriter, provided that a purchase from a syndicate manager shall not be deemed to be a purchase from an Affiliated Underwriter so long as (a) such Affiliated Underwriter did not benefit directly or indirectly from, the transaction, and, (b) in the case of Eligible Municipal Securities, the purchase was not designated as a group sale or otherwise allocated to the account of any Affiliated Underwriter.

Check below if written statements of issuer, syndicate manager, or underwriter
or seller of securities were relied upon to determine:
     [ ]     the securities were sold in an Eligible Rule 144A
Offering;
     [X]     compliance with the first condition, above,
regarding time and price.
Attach copy of written statement for each box checked.

The Portfolio Manager hereby certifies that the purchase of securities noted above under "Securities Purchased" complies with the Fund's Rule 10f-3Procedures.

Date: 1/14/14
Signed: /s/
THEODORE BIGMAN

 Name:
Theodore Bigman

Title:
Managing Director




          PACIFIC FUNDS - PF REAL ESTATE FUND
             REPORT PURSUANT TO RULE 10F-3
            QUARTER ENDED DECEMBER 31, 2014

                ITEM
SECURITIES PURCHASED


(1)  Name of Issuer
Store Capital Corporation
(2)  Description of Security (name, coupon, maturity,
Common Stock
     subordination, common stock, etc.)
STOR IPO

Cusip: 862121100
(3)  Date of Purchase (Provide proof of purchase, e.g.,
     trade ticket)
11/18/2014
(4)  Date of Offering
11/18/2014
(5)  Unit Price
$18.50
(6)  Principal Amount of Total Offering
$508,750,000.00
(7)  Underwriting Spread:
     Dollars ($)
1.11
     Percent (%)
6.00%
(8)  Names of Syndicate Members FOR THE PURCHASED 10F-3
Goldman, Sachs & Co., Credit
     ONLY: Insert all Syndicate Members (not just those
Suisse Securities (USA) LLC,
     listed on cover of offering document).
Morgan Stanley & Co. LLC,

Citigroup Global Markets Inc.,

Deutsche Bank Securities Inc.,

KeyBanc Capital Markets Inc.,

Wells Fargo Securities, LLC,

BMO Capital Markets Corp.,

Raymond James & Associates,

Inc., Robert W. Baird & Co.

Incorporated, Stifel, Nicholaus &

Company, Incorporated, SunTrust

Robinson Humphrey, Inc.,

Comerica Securities, Inc.
(9)  Dollar Amount of Purchase by the Portfolio
$155,215.00
(10) % of Offering Purchased by Portfolio
0.0305%
(11) % of Offering Purchased by: All Associated Accounts
     (including this Portfolio). Limit is no more than 25%.
3.7273%
(12) % of Portfolio Assets Applied to Purchase
0.310%
(13) Name(s) of Syndicate Members (s) from whom Purchased
Goldman Sachs
(14) Name of Affiliated Underwriter
Morgan Stanley






              PACIFIC LIFE FUNDS - PL REAL ESTATE FUND
       REPORT PURSUANT TO RULE 10F-3 - QUARTER ENDED
12/31/2014

[ ] Eligibility (check one):
                 [X] registered public offering
                 [ ] government security
                 [ ] Eligible Municipal Security
                 [ ] Eligible Foreign Offering
                 [ ] Eligible Rule 144A Offering
Check if the following conditions have been met (and discuss any exceptions):

     [X]     The securities were purchased (1) prior to the end
of the first day on which any sales were made at a price that did not exceed the price paid by each other purchaser in the offering or any concurrent offering of the securities (excepting, in an Eligible Foreign Offering, rights required by law to be granted to existing security holders) and (2) on or before the fourth day before termination, if a rights offering.

     [X]     The securities were offered pursuant to an
underwriting or similar agreement under which the underwriters were committed to purchase all the securities offered, except those purchased by others pursuant to a rights offering, if the underwriters purchase any of the securities.

     [X]     The commission, spread or profit was reasonable and
fair in relation to that being received by others for underwriting similar securities during a comparable period of time. If only one comparable security was reviewed for these purposes, we represent that we are not aware of any other comparable underwritings.

     [X]     Except for Eligible Municipal Securities, the
issuer of such securities has been in continuous operation for not less than three years (including the operations of predecessors).

     [ ]     In the case of Eligible Municipal Securities, the
issuer has been rated investment grade by at least one NRSRO, provided that, if the issuer or entity supplying the funds from which the issue is to be paid has been in continuous operation for less than three years (including the operations of any predecessors) the securities must have been rated within the top three rating categories by an NRSRO.

     [X]     Percentage of offering purchased by the Portfolio
and other funds advised by the same investment adviser (or its affiliates) or accounts with respect to which the same investment adviser (or its affiliates) has, and has exercised, investment discretion, did not exceed: (a) for Eligible Rule 144A offering, 25% of the total of (1) principal amount of offering of such class sold by underwriters to qualified institution buyers plus (2) principal amount of class in any concurrent public offering; (b) other securities, 25% of principal amount of offering of class. Identify such other purchasers:

     [X]     The Portfolio did not purchase the securities being
Offered directly or indirectly from an Affiliated
Underwriter, provided that a purchase from a syndicate manager shall not be deemed to be a purchase from an Affiliated Underwriter so long as (a) such Affiliated Underwriter did not benefit directly or indirectly from, the transaction, and, (b) in the case of Eligible Municipal Securities, the purchase was not designated as a group sale or otherwise allocated to the account of any Affiliated Underwriter.

Check below if written statements of issuer, syndicate manager, or underwriter or seller of securities were relied upon to determine:
     [ ]     the securities were sold in an Eligible Rule 144A
Offering;
     [X]     compliance with the first condition, above,
regarding time and price.
Attach copy of written statement for each box checked.

The Portfolio Manager hereby certifies that the purchase of securities noted above under "Securities Purchased" complies with the Fund's Rule 10f-3Procedures.

Date: 1/14/14
Signed: /s/
THEODORE BIGMAN

Name:
Theodore Bigman
Title:
Managing Director